                                                                      EXHIBIT 21

                                  EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                     U.S. Laser Video Distributors, Inc.,
                           a New Jersey corporation


                              Image NewCo, Inc.,
                           a California corporation